UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [X] Filed by a Party other than the Registrant Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss.240.14a-12


                           HIRSCH INTERNATIONAL CORP.
                           --------------------------
                (Name of Registrant as Specified In Its Charter)


                Beverly Eichel, Executive Vice President-Finance,
                     Chief Financial Officer and Secretary
                     -------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                           HIRSCH INTERNATIONAL CORP.
                            (a Delaware corporation)

                              NOTICE OF 2006 ANNUAL
                          MEETING OF STOCKHOLDERS TO BE
                     HELD AT 9:00 A.M. ON JANUARY 25, 2007

To the Stockholders of HIRSCH INTERNATIONAL CORP.:

     NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders (the "Meeting") of HIRSCH INTERNATIONAL CORP. (the "Company") will be held on January 25, 2007, at 9:00 A.M. at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, 35th Floor, New York, NY 10104 for the following purposes:

     1.   to elect five directors;
     2. to ratify the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006;
     3. to transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

     The Board of Directors has fixed December 11, 2006 at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, and only holders of record of shares of the Company's Common Stock at the close of business on that day will be entitled to vote. The stock transfer books of the Company will not be closed.

     A complete list of stockholders entitled to vote at the Meeting shall be available at the offices of the Company during ordinary business hours from December 11, 2006 until the Meeting for examination by any stockholder for any purpose germane to the Meeting. This list will also be available at the Meeting.

     All stockholders are cordially invited to attend the Meeting in person. However, whether or not you expect to be present at the Meeting, you are urged to mark, sign, date and return the enclosed Proxy, which is solicited by the Board of Directors, as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Meeting. The shares represented by the Proxy will be voted according to your specified response. The Proxy is revocable and will not affect your right to vote in person in the event you attend the Meeting.

                                            By Order of the Board of Directors

                                            /s/ Beverly Eichel

                                           Beverly Eichel, Secretary

Hauppauge, New York
December 12, 2006

                           HIRSCH INTERNATIONAL CORP.
                                50 Engineers Road
                               Hauppauge, NY 11788
                         ------------------------------

                                 PROXY STATEMENT
                         ------------------------------

                       2006 ANNUAL MEETING OF STOCKHOLDERS
                  TO BE HELD AT 9:00 A.M. ON JANUARY 25, 2007

To the Stockholders of Hirsch International Corp.:

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of HIRSCH INTERNATIONAL CORP. (the "Company") of proxies to be voted at the 2006 Annual Meeting of Stockholders and any adjournment or postponement thereof (the "Meeting") to be held on the date, at the time and place, and for the purposes set forth in the foregoing notice. The Board of Directors has set December 11, 2006, at the close of business, as the record date ("Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting. As of the record date, the Company had 8,146,417 shares of Class A Common Stock and 525,018 shares of Class B Common Stock outstanding. A stockholder executing and returning a proxy has the power to revoke it at any time before it is exercised by filing a later proxy or other written communication with the Secretary of the Company or by attending the Meeting and voting in person. The proxy will be voted in accordance with your directions as to:

     (1) the election of the persons listed herein as directors of the Company; and
     (2) the ratification of the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006;

     In the absence of direction, a signed proxy will be voted in favor of these proposals. Shares held by a stockholder who indicates on the proxy card that he or she wishes to abstain from voting will not be taken into account in determining the outcome of the proposals. However, those shares are considered present and entitled to vote at the Meeting.

     Your vote is very important. For this reason, our Board of Directors is soliciting your proxy to vote your shares of common stock at the meeting. The entire cost of soliciting proxies will be borne by the Company. The cost of solicitation, estimated at $20,000, which represents an amount believed to be normally expended for a solicitation relating to an uncontested election of directors, will include the cost of supplying necessary additional copies of the solicitation materials and the Company's 2006 Annual Report to Stockholders (the "Annual Report") to beneficial owners of shares held of record by brokers, dealers, banks, trustees, and their nominees, including the reasonable expenses of such recordholders for completing the mailing of such materials and Annual Report to such beneficial owners.

     In voting at the Meeting, each stockholder of record on the Record Date of either Class A or Class B Common Stock will be entitled to one vote on all matters other than the election of directors. With respect to the election of directors, the holders of the Class B Common Stock will elect three of the directors ("Class B directors"), and the holders of Class A Common Stock will elect two of the directors ("Class A directors"). Holders of a majority of the outstanding shares of Common Stock must be represented in person or by proxy in order to achieve a quorum to vote on all matters other than the election of directors. To vote for the Class A directors, holders of a majority of the outstanding shares of Class A Common Stock must be represented in person or by proxy in order to achieve a quorum. To vote for the Class B directors, holders of a majority of the outstanding shares of Class B Common Stock must be represented in person or by proxy in order to achieve a quorum. The Proxy
Statement, the attached Notice of Meeting, the enclosed proxy card and the Annual Report to Stockholders are being mailed to stockholders on or about December 15, 2006.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY.

                            1. ELECTION OF DIRECTORS

     Five directors are to be elected by a plurality of the votes cast at the Meeting, each to hold office until the next Annual Meeting of Stockholders and until his respective successor is elected and qualified.

     There are five nominees for the five Board of Director positions as fixed by the Board of Directors. Of the persons named below, who currently constitute the entire Board of Directors, Mr. Broitman and Ms. Domuracki have been nominated for election as Class A directors and Messrs. Arnberg, Davino and Gallagher have been nominated for election as Class B directors. The persons named in the accompanying Proxy have advised management that it is their intention to vote for the election of Mr. Broitman and Ms. Domuracki as Class A directors and for the election of Messrs. Arnberg, Davino and Gallagher as Class B directors unless authority is withheld.

          o    Henry Arnberg - Class B Director
          o    Marvin Broitman - Class A Director
          o    Mary Ann Domuracki - Class A Director
          o    Christopher J. Davino - Class B Director
          o    Paul Gallagher - Class B Director

     Management believes that each nominee will be able to serve as a director of the Company. All of the nominees have consented to serve as directors if elected. If any nominee becomes unable or unwilling to serve, proxies may be voted for the election of such person or persons as the Board of Directors determines.

Recommendation and Vote Required

     The Board of Directors recommends a vote "for" each of the nominees listed above. Each of the nominees for Class A Directors and Class B Directors shall be elected by a plurality of votes cast at the meeting by the holders of the Company's Class A Common Stock and Class B Common Stock, respectively.

Information Regarding Executive Officers, Directors and Key Employees

     The following table sets forth the names and ages of the Company's directors, executive officers and key employees and the positions they hold with the Company:

                Name           Age                   Position
                ----           ---                   --------
Henry Arnberg.............     63        Chairman of the Board of Directors
Paul Gallagher............     56        Chief Executive Officer, President
                                         and Director
Marvin Broitman...........     68        Director
Mary Ann Domuracki .......     51        Director
Christopher J. Davino.....     40        Director
Beverly Eichel............     48        Executive Vice President - Finance and
                                         Administration, Chief Financial Officer
                                         and Secretary
Kristof Janowski..........     53        Executive Vice President - Sales
                                         and Marketing
Nicholas Paccione.........     51        Vice President - Operations

     Henry Arnberg, has held the position of Chairman of the Board of Directors since 1980 and also served as President of the Company until December 1998 and our Chief Executive Officer until 2004. Mr. Arnberg received a Bachelor of Science in Accounting from the University of Bridgeport in 1965 and an MBA in Finance and Management from the Adelphi University in 1971.

     Paul Gallagher, joined the Company as its Chief Operating Officer in September 2001. In early 2003, Mr. Gallagher was appointed the Company's
President as well as a director. On Decmeber 1, 2004, Mr. Gallagher was appointed Chief Executive Officer. Prior thereto, Mr. Gallagher was employed by Cornerstone Group Inc., a consulting firm focused on corporate turnarounds and restructurings, as well as mergers and acquisitions. Mr. Gallagher received a Bachelor of Science from the University of Cincinnati in 1976 and an MBA from Xavier University in 1978.

     Marvin Broitman, a director of the Company since April 1994, is currently President of Uniwave, Inc., a company engaged in the engineering and manufacturing of automation accessory equipment for textile machinery since 1968. Mr. Broitman received a Bachelor of Science in Electrical Engineering from City College in 1961 and an MBA from the Harvard Business School in 1968. Mr. Broitman serves on the Audit, Stock Option and Compensation Committees of the Board of Directors.

     Mary Ann Domuracki, has been a director of the Company since September 2001, and is currently Managing Director of Restructuring at Financo, Inc., a boutique investment banking firm servicing the merchandising sector, since September 2001. Ms. Domuracki has more than 25 years experience of accounting, advisory and operating management services. Her industry experience includes, senior management positions as President of Danskin, Inc., Executive Vice President of Administration and Finance of Kasper A.S.L., and most recently, Executive Vice President and Chief Financial Officer of Pegasus Apparel Group, Inc. Ms. Domuracki is a CPA and a member of the AICPA, and has a Bachelor of Business Administration from the Pennsylvania State University with a concentration in Accounting. Ms. Domuracki serves on the Audit, Stock Option and Compensation Committees of the Board of Directors.

     Christopher Davino has served as a director of the Company since October 2004. Since early 2006, Mr. Davino has been President of Osprey Point Advisors, LLC., a firm providing consulting and investment banking services to companies including capital raising and mergers and acquisition transactions. From July 2004 through December 2005, Mr. Davino was Chief Operating Officer of E-Rail Logistics Inc., a rail-based logistics company which he founded. From September 2003 to July 2004, Mr. Davino worked as a restructuring professional at Financo Inc. Prior to joining Financo, Mr. Davino was Managing Director at Miller Buckfire Lewis Ying, LLC, the former restructuring group of Wasserstein Perella and subsequently Dresdner Kleinwort Wasserstein, where he advised companies as well as their various creditor constituencies in a wide range of industries including construction, consumer products, electronics, energy, financial services, gaming, healthcare, insurance, manufacturing, metals, minerals, steel, real estate and technology telecommunications. Prior to Wasserstein Perella, Mr. Davino was a consultant with Zolfo Cooper & Co., an internationally recognized turnaround consulting and crisis management firm. Mr. Davino received his Bachelor of Science in Finance from Lehigh University.

     Beverly Eichel, has been Executive Vice President of Finance and Administration and Chief Financial Officer of the Company since February 1, 2002. Ms. Eichel has also served as the Company's Secretary since October 2002. Prior to joining the Company, Ms. Eichel was Executive Vice President and Chief Financial Officer of Donnkenny, Inc. from October 1998 to June 2001. From June 1992 to September 1998, Ms. Eichel served as Executive Vice President and Chief Financial Officer of Danskin, Inc. and had been its Corporate Controller from October 1987 to June 1992. Ms. Eichel is a Certified Public Accountant in the State of New York. Ms. Eichel received a Bachelor of Science in Accounting from the University of Maryland in 1980.

     Kristof Janowski has worked for the Company since 1987. From 1987 through 1994 he was sales manager for the Midwest Region. In October 1994, he was promoted to Vice President of Midwest sales. In 1999, he was promoted to Vice President of National Sales. Effective March 1, 2006, Mr. Janowski was appointed the Company's Executive Vice President - Sales and Marketing.

     Nicholas Paccione joined the Company in June of 2003 as Director of Information Technology and was promoted to Vice President of Operations in February of 2005. Prior to joining the Company, Mr. Paccione owned his own independent consultancy specializing in computer network design from October 2001 to June 2003. From August 2000 to October 2001, Mr. Paccione was Chief Operating Officer at Heathology, an online health education company, Senior Vice President of Operations for Primedia Workplace learning from July 1996 to March 1999, and Vice President of Systems and Technology for the Primedia Information Group from April 1990 to June 1996.

     All Directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. The Company's executive officers are elected annually by the Board of Directors and serve at the discretion of the Board.

     The Company's By-Laws provide that the Company shall indemnify each Director and each of the Company's officers, employees and agents as the Board of Directors shall determine from time to time to the fullest extent provided by the laws of the State of Delaware. The Company carries insurance providing indemnification, under certain circumstances, to all of its directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers. The current annual premium for such insurance is approximately $148,000, all of which is paid by the Company. To date, no sums have been paid to any past or present director or officer of the Company under this or any prior indemnification insurance policy.

     The Company has also entered into Indemnity Agreements with all of its directors and executive officers. The Indemnity Agreements provide for indemnification of the Company's directors and officers to the fullest extent permitted by the provisions of the General Corporation Law of the State of Delaware.

     The Indemnity Agreements provide that the Company will pay any costs which an indemnities actually and reasonably incurs because of any claims made against him by reason of the fact that he is or was a director or officer of the Company, except that the Company is not obligated to make any payment which the Company is prohibited by law from paying as indemnity, or where (a) a final determination is rendered on a claim based upon the indemnities obtaining a personal profit or advantage to which he was not legally entitled; (b) a final determination is rendered on a claim for an accounting of profits made in connection with a violation of Section 16(b) of the Securities Exchange Act of 1934, or similar state or common law provisions; (c) a claim where the indemnitee was adjudged to be deliberately dishonest; or (d) a final determination is rendered that indemnification is not lawful.

Meetings and Committees of the Board of Directors

     The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee. Each member of the Audit Committee as determined by the Board is an "independent director" as defined in Rule 4200(a)(15) of the NASDAQ Capital Market, Inc. listing standards, as applicable and as may be modified or supplemented. MaryAnn Domuracki, Chairman of the Audit Committee, is a financial expert within the meaning of Item 401(h)(2) of Regulation S-K promulgated under the Act.

     The Company does not have a Nominating Committee. The view of the Board of Directors is that it is appropriate for the Company not to have such a committee as each member of the Board participates in the consideration of the nominee. Of the five current Board members, three are "independent" under the existing standards of NASDAQ Capital Market issuers and director nominees are required to be approved by a majority of the entire Board. The Board generally relies on its network of industry and professional contacts in connection with identifying potential Board members. The Board is also open to presentation of nominees recommended by security holders provided that sufficient information about the proposed nominees business, industry and financial background is provided to the Board and such information is received not less than 120 days prior to the release of the proxy statement to our shareholders. The Board will only consider nominess that have the requisite industry or financial experience to be able to advise and direct senior management in the Company's operations. At a minimum, each nominee: (i) must be prepared to represent the best interest of all of the Company's shareholders, (ii) must be an individual who has demonstrated integrity and ethics in his/her personal and professional field and has established a record of professional accomplishment in his/her chosen field,
(iii) must not have (and his/her family members must not have) any material personal, financial or professional interest in any present or potential competitor of the Company; and (iv) must be prepared to participate fully in Board activities, including attendance at, and active participation in, meetings of the Board and not have other personal or professional commitments that would interfere or limit his or her ability to do so.

     Messrs. Broitman and Davino and Ms. Domuracki serve on the Compensation Committee, the Audit Committee, and on the Stock Option Committee. The function of the Compensation Committee is to determine and to make recommendations to the Board regarding the compensation of the Company's executives. The Stock Option Committee administers the Company's stock option plans and awards stock options.

     The Board of Directors met on eight (8) occasions and acted five (5) times by unanimous written consent during the last fiscal year, and held numerous informal telephonic conferences. Each of the Stock Option Committee and Compensation Committee held numerous informal telephonic conferences during the fiscal year and did not act by unanimous written consent.


Audit Committee Report

     The current members of the Audit Committee are Marvin Broitman, Christopher
J. Davino and Mary Ann Domuracki. The Audit Committee held three (3) meetings either in person or telephonically, had numerous informal telephonic conferences and did not act by unanimous written consent during the fiscal year ended January 28, 2006. The function of the Audit Committee is to recommend annually to the Board of Directors the appointment of the independent registered public accounting firm of the Company, discuss and review the scope and the fees of the prospective annual audit and review the results thereof with the independent registered public accounting firm, review and approve non-audit services of the independent registered public accounting firm, review compliance with existing major accounting and financial policies of the Company, review the adequacy of the financial organization of the Company and review management's procedures and policies relative to the adequacy of the Company's internal accounting controls. The Audit Committee meets with the outside independent registered accounting firm on a quarterly basis to review the quarterly filings with the SEC on Form 10-Q and Form 10-K, in accordance with current regulatory requirements. The Audit Committee has adopted and has complied with its charter in accordance with current regulatory requirements. A copy of the Audit Committee Charter was previously filed as an exhibit to our definitive proxy statement which was filed with the commission on August 6, 2004.

     In fulfilling its responsibilities for the year ended January 28, 2006, the Audit Committee:

     o Reviewed and discussed the audited financial statements for the year ended January 28, 2006 with management and BDO Seidman, LLP, the Company's independent registered public accountants; as appropriate, the Audit Committee reviews, evaluates and discusses with the Company's management, internal financial and accounting personnel and the independent accountants, the following:

          o The plan for, and the independent registered public accounting firm's report on the Company's financial statements;

          o The Company's financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

          o Management's selection, application and disclosure of critical accounting policies;

          o    Changes  in  the  Company's  accounting  practices,   principles,
               controls or methodologies;

          o    Significant   developments   or  changes  in   accounting   rules
               applicable to the Company; and

          o The adequacy of the Company's internal controls and accounting and financial personnel.

     o Discussed with BDO Seidman, LLP the matters required to be discussed by SAS 61. This guidance requires the Company's independent registered public accounting firm discuss with the Audit Committee, and other communication requirements specified under rules and regulations of the SEC, ISB and NASDAQ, among other things, the following:

          o    Methods to account for significant unusual transactions;

          o The effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

          o The process used by management in formulating particularly sensitive accounting estimates and basis for the independent registered public accounting firm's conclusions regarding the reasonableness of those estimates; and

          o Disagreements, of which there were none, with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

     The Company's independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires independent registered public accounting firms to disclose annually in writing all relationships that, in the independent registered public accounting firm's professional opinion, may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of their independence. The Audit Committee also considered whether the independent registered public accounting firm's provision of the other, non-audit related services to the Company, which are referred to in "Independent Registered Public Accounting Firm Fees" below, is compatible with maintaining such independent registered public accounting firm's independence.

     During the year, the Audit Committee also considered several other matters in conjunction with management and with the Company's independent registered public accounting firms. These included:

          o Implications of the Sarbanes-Oxley legislation and the adequacy of the Company's control and disclosure policies and procedures in light of this legislation;

          o Implications of new accounting standards for the Company's financial statements. This included, but was not limited to new guidelines around the use of pro forma or non-GAAP financial measures;

     Based on the Audit Committee's review of the audited financial statements, the representations and information provided by management and the independent registered public accounting firm and discussions with management and BDO Seidman, LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended January 28, 2006 for filing with the Securities and Exchange Commission.

                                AUDIT COMMITTEE:

                          Mary Ann Domuracki (Chairman)
                                 Marvin Broitman
                              Christopher J. Davino

Code of Ethics

     The Company has adopted a code of ethics applicable to the Company's Executive Officer and financial officer, which is a "Code of Ethics" defined by the applicable rules of the Securities and Exchange Commission. The Company undertakes to provide to any person with out charge, upon request, a copy of the Company's Standards of Business Conduct. Requests for such copy should be made in writing to the Company at its principal office, which is set forth on the first page of this Proxy Statement, attention: Chief Financial Officer. If the Company makes any amendment to its code of ethics, other than technical, administrative or non-substantive amendments, or grants any waivers, including implicit waivers from a provision of the code of ethics to the Company's principal executive officer, principal financial officer or persons performing similar functions, the Company will disclose the motive for the amendment or waiver, its effective date and to what it applied on a report on Form 8-K filed with the Securities and Exchange Commission.


Code of Conduct

     The Company adopted a Code of Conduct that applies to all employees, including all executive officers. Printed copies of the Code of Conduct are available to any stockholder that requests a copy.


Security Holder Communications with Board of Directors

     Security holders wishing to communicate directly with the Company's Board of Directors or specific members of the Board may direct their communications to: Hirsch International Corp., 50 Engineers Road, Hauppauge, NY 11788, to the attention of the appropriate individual(s).


Director's Compensation

     Directors who are employees of the Company or its subsidiaries receive no compensation, as such, for service as members of the Board, other than reimbursement of expenses incurred in attending meetings. Directors who are not employees of the Company or its subsidiaries receive an annual directors' fee of $6,000 plus $1,250 for each board or stockholder's meeting attended and $1,000 for each meeting of an executive committee of the board attended, and are reimbursed for expenses incurred in attending such meetings. In addition, all non-employee directors participate in the Company's 2004 Non-Employee Director Stock Option Plan. Under the terms of our 2004 Non-Employee Director Stock Option Plan, each non-employee director receives a grant of 10,000 options upon their appointment to the Board. In addition, each non-employee director receives an automatic grant of 10,000 options on the date of our Annual Meeting of Stockholder's, the exercise price for all of these options is the fair market value on the date of grant. In fiscal 2002, the Board approved the issuance of 50,000 warrants to one independent director and one now retired director for services rendered to the Company. The warrants had an exercise price of $.50 per share, which was the fair market value on the date of grant. The director was also granted certain registration rights associated with the warrants. In fiscal 2006, each of the Company's independent directors automatically received 10,000 options under the Company's 2004 Non-Employee Stock Option Plan. The options have an exercise price of $1.33 per share, which was the fair market value as of the date of the grant.


Executive Compensation

     The following table sets forth the compensation earned during the three fiscal years ended January 28, 2006, January 29, 2005 and January 31, 2004 by the Company's Chief Executive Officer and by the four most highly paid Company's executive officers whose total compensation for such periods exceeded $100,000 (the "Named Executives"):

SUMMARY COMPENSATION TABLE


---------------------------  -------  ----------   ----------   ----------  ------------------------ ---------  --------- ----
                                                                             Long-term compensation
---------------------------  ----------------------------------------------- ---------- -- --------- ---------  --------- ----
                                        Annual compensation                   Awards                 Payouts
---------------------------  ----------------------------------------------- ---------- -- --------- ---------  --------- ----
                                                                  Other                 Securities              All
                                                                  Annual    Restricted  Underly-               Other
                                                                  Compen-    Stock        ing        LTIP      Compen-
                             Fiscal    Salary        Bonus        sation    Awards(s)   Options/    Payouts    sation
                              Year       ($)           ($)          ($)         ($)      SARs (#)     ($)       ($)
---------------------------  -------  ----------  ---------- -- ---------  ----------  ----------  ---------  --------- ----

---------------------------  -------  ----------  ---------- -- ---------  ----------  ----------  ---------  --------- ----
Henry Arnberg                 2006    $150,000     $60,000   2     -           -           -          -        $2,919    3
Chairman of the Board of
Directors
---------------------------  -------  ----------  ---------- -- ---------  ----------  ----------  ---------  --------- ----
                              2005    $218,000        -            -           -           -          -        $2,060    3
---------------------------  -------  ----------  ---------- -- ---------  ----------  ----------  ---------  --------- ----
                              2004    $250,000        -            -           -           -          -
---------------------------  -------  ----------  ---------- -- ---------  ----------  ----------  ---------  --------- ----

---------------------------  -------  ----------  ---------- -- ---------  ----------  ----------  ---------  --------- ----
Paul Gallagher                2006    $335,000    $350,000   2     -           -        100,000       -
Chief Executive Officer
and President
---------------------------  -------  ----------  ---------- -- ---------  ----------  ----------  ---------  --------- ----
                              2005    $310,000        -            -           -        150,000       -        $4,187    3
---------------------------  -------  ----------  ---------- -- ---------  ----------  ----------  ---------  --------- ----
                              2004    $300,000    $150,000   1     -           -           -          -        $3,675    3
---------------------------  -------  ----------  ---------- -- ---------  ----------  ----------  ---------  --------- ----
                                                                                                      -
---------------------------  -------  ----------  ---------- -- ---------  ----------  ----------  ---------  --------- ----
Beverly Eichel                2006    $265,000    $185,000   2     -           -        50,000        -          -
Executive Vice President
and Chief Financial
Officer and Secretary
---------------------------  -------  ----------  ---------- -- ---------  ----------  ----------  ---------  --------- ----
                              2005    $265,000        -            -           -        40,000        -          -
---------------------------  -------  ----------  ---------- -- ---------  ----------  ----------  ---------  --------- ----
                              2004    $250,000     $87,500   1     -           -           -          -          -
---------------------------  -------  ----------  ---------- -- ---------  ----------  ----------  ---------  --------- ----

---------------------------  -------  ----------  ---------- -- ---------  ----------  ----------  ---------  --------- ----
 Kristof Janowski             2006    $250,000    $175,000   2     -           -        20,000        -          -
  Executive Vice
President -     Sales and
Marketing
---------------------------  -------  ----------  ---------- -- ---------  ----------  ----------  ---------  --------- ----
                              2005    $250,000        -            -           -           -          -          -
---------------------------  -------  ----------  ---------- -- ---------  ----------  ----------  ---------  --------- ----
                              2004    $289,000     $50,000   1     -           -           -          -          -
---------------------------  -------  ----------  ---------- -- ---------  ----------  ----------  ---------  --------- ----

---------------------------  -------  ----------  ---------- -- ---------  ----------  ----------  ---------  --------- ----
 Nicholas Paccione            2006    $175,000     $87,500   2     -           -        20,000        -          -
  Vice President -
Operations
---------------------------  -------  ----------  ---------- -- ---------  ----------  ----------  ---------  --------- ----
                              2005    $155,000                     -           -           -          -          -
---------------------------  -------  ----------  ---------- -- ---------  ----------  ----------  ---------  --------- ----
                              2004     $82,500     $21,500   1     -           -        20,000        -          -
---------------------------  -------  ----------  ---------- -- ---------  ----------  ----------  ---------  --------- ----

     1    Bonuses were earned in fiscal 2004 but paid in fiscal 2005
     2    Bonuses were earned in fiscal 2006 but paid in fiscal 2007
     3    Payments for insurance policies

        Stock Options

     The following table sets forth the individual grants of stock options made during the fiscal year ended January 28, 2006 by the Company's Chairman of the Board and the Named Executives:

Options/SAR Grants Table

---------------------  ---------------  ---------------  ----------  -----------  ----------  ----------
                                          Percent of
                         Number of        total
                         Securities       Options/SARs     Excise
                         Underlying       Granted to      or Base
                         Options/SARs     Employees in      Price     Expiration      5%          10%
Name                     Granted (#)      fiscal year      ($/Sh)        date         ($)         ($)
---------------------  ---------------  ---------------  ----------  -----------  ----------  ----------

---------------------  ---------------  ---------------  ----------  -----------  ----------  ----------
   Henry Arnberg             -                -              -           -            -           -
---------------------  ---------------  ---------------  ----------  -----------  ----------  ----------

---------------------  ---------------  ---------------  ----------  -----------  ----------  ----------
  Paul Gallagher          100,000            45%           $1.34     1/27/2011     $171,000    $179,000
---------------------  ---------------  ---------------  ----------  -----------  ----------  ----------

---------------------  ---------------  ---------------  ----------  -----------  ----------  ----------
  Beverly Eichel           50,000            22%           $1.34     1/27/2011    $ 85,000     $90,000
---------------------  ---------------  ---------------  ----------  -----------  ----------  ----------

---------------------  ---------------  ---------------  ----------  -----------  ----------  ----------
  Kristof Janowski         20,000             9%           $0.97     4/1/2010     $ 25,000     $26,000
---------------------  ---------------  ---------------  ----------  -----------  ----------  ----------

---------------------  ---------------  ---------------  ----------  -----------  ----------  ----------
  Nicholas Paccione        20,000             9%           $0.97     4/1/2010     $ 25,000     $26,000
---------------------  ---------------  ---------------  ----------  -----------  ----------  ----------


Option Exercises and Holdings

     The following table sets forth information concerning the exercise of stock options by the Named Executives during the Company's fiscal year ended January 28, 2006 the number of options owned by the Named Executives and the value of any in-the-money unexercised stock options as of January 28, 2006.


---------------------------------------------------------------------------------------------------------------------------------
                       Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
---------------------------------------------------------------------------------------------------------------------------------
                                                             Number of Securities             Value of Unexercised
                                                            Underlying Unexercised          In-the-Money Options at
                                                                  Options at                  Fiscal Year-End ($)
                                                             Fiscal Year-End (#)
------------------------- --------------  ------------  -------------------------------  -------------------------------
                            Shares
                           Acquired         Value
Name                       on Exercise     Realized     Exercisable/Unexercisable        Exercisable/Unexercisable
                              (#)             $
------------------------- --------------  ------------  -------------------------------  -------------------------------
Henry Arnberg                   0             $0                     0/0                         $           0/0
------------------------- --------------  ------------  -------------------------------  -------------------------------
Paul Gallagher                  0             $0                625,000/25,000                   $356,000/26,000
------------------------- --------------  ------------  -------------------------------  -------------------------------
Beverly Eichel                  0             $0                294,000/14,000                   $210,000/15,000
------------------------- --------------  ------------  -------------------------------  -------------------------------
Kris Janowski                   0             $0                81,000/20,000                    $  85,000/7,000
------------------------- --------------  ------------  -------------------------------  -------------------------------
Nicholas Paccione               0             $0                13,000/27,000                    $  6,000/10,000
------------------------- --------------  ------------  -------------------------------  -------------------------------

Stock Option Plans

     The Company maintains two stock option plans pursuant to which options to purchase an aggregate of 1,898,042 shares of Class A Common Stock may be granted. In addition, certain options granted pursuant to the Company's expired 1993 Stock Option Plan and 1994 Non-Employee Director Stock Option Plan remain outstanding.

     1993 Stock Option Plan. The 1993 Plan expired in December 2003; however there remain outstanding 690,000 options granted thereunder which will expire not more than five years from the date of grant. The terms of the 1993 Stock Option Plan are substantially similar to those contained in the 2003 Plan (see below).

     1994 Non-Employee Director Stock Option Plan. The 1994 Plan expired in September 2004; however 50,000 options remain outstanding thereunder which will expire not more than five years from the date of grant. The terms of the 1994 Plan are substantially similar to those contained in the 2004 Plan (see below).

     2003 Stock Option Plan. The 2003 Plan, as amended, was adopted by the Board of Directors in May 2003 and was approved by the stockholders of the Company in July 2003 (the "2003 Plan") and amended on January 25, 2006. The 2003 Plan currently has 1,750,000 shares of Common Stock reserved for issuance upon the exercise of options designated as either (i) incentive stock options ("ISOs") under the Code or (ii) non-qualified stock options. ISOs may be granted under the 2003 Plan to employees and officers of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company. In certain circumstances, the exercise of stock options may have an adverse effect on the market price of the Company's Common Stock.

     The purpose of the 2003 Plan is to encourage stock ownership by certain directors, officers and employees of the Company and certain other persons instrumental to the success of the Company and give them a greater personal interest in the success of the Company. The 2003 Plan is administered by the Stock Option Committee. The Committee, within the limitations of the 2003 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the option purchase price per share and the manner of exercise, the time, manner and form of payment upon exercise of an option, and whether restrictions such as repurchase rights in the Company are to be imposed on the shares subject to options. Options granted under the 2003 Plan may not be granted at a price less than the fair market value of the Common Stock on the date of the grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any person are exercisable for the first time by such person during any calendar year (under all stock option plans of the Company and any related corporation) may not exceed $100,000. The 2003 Plan will terminate in December, 2013 which means no options may be granted after such date. Options granted under the 2003 Plan will expire not more than five years from the date of grant; however, any options outstanding on the termination date of the 2003 Plan will continue until they expire by their terms. Options granted under the 2003 Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution.

     2004 Non-Employee Director Stock Option Plan. The 2004 Non-Employee Director Stock Option Plan (the "2004" Plan) was adopted by the Board of Directors in August 2004 and was approved by the stockholders of Company in January 2005. The 2004 Plan has 148,042 shares of Class A Common Stock reserved for issuance to the Company's independent and unaffiliated directors. Pursuant to the terms of the 2004 Plan each independent and unaffiliated director shall automatically be granted, subject to availability, without any further action by the Board of Directors or the Stock Option Committee: (i) a non-qualified option to purchase 10,000 shares of Class A Common Stock upon their initial election or appointment to the Board of Directors; and (ii) a non-qualified option to purchase 10,000 shares of Class A Common Stock on the date of each annual meeting of stockholders following their election or appointment to the Board of Directors. The exercise price of each option is the fair market value of the Company's Class A Common Stock on the date of grant. Each option expires five years from the date of grant and vests in three annual installments of 33 1/3% each on the first, second and third anniversary of the date of grant. Options granted under the 2004 Plan would generally not be transferable during an optionee's lifetime but would be transferable at death by will or by the laws of descent and distribution. In the event an optionee ceases to be a member of the Board of Directors (other than by reason of death or disability), then the non-vested portion of the option would immediately terminate and become void and any vested but unexercised portion of the option may be exercised for a period of 180 days from the date the optionee ceased to be a member of the Board of Directors. In the event of death or permanent disability of an optionee, all options accelerate and become immediately exercisable until the scheduled expiration date of the option.

     Corporate Peformance Graph

     We believe that we are the only publicly-held firm in the embroidery equipment industry and therefore do not believe that we can reasonably identify an embroidery industry-based peer group. We have elected to define a peer group based on a group of four industrial distributors, trading in similar SIC Codes, with relatively low market capitalization for a benchmark. The following graph and table compares the change in the cumulative total stockholder return for the five-year period beginning on January 31, 2002, and ending on January 28, 2006, based upon the market price of the Company's Class A Common Stock, with the cumulative total return of the NASDAQ Composite Index and the defined Peer Group. The Peer Group includes the following companies: Lancer Corp.; Quipp Inc.; Paul Mueller Company; and Key Technology Inc. The graph assumes a $100 investment on January 31, 2002 in each of the indices and the reinvestment of any and all dividends.


[GRAPHIC OMITTED]


Comparison of Five-Year Cumulative Total Return Among Hirsch International Corp., NASDAQ Composite Index and an industry-based market capitalization-based peer group

                                 1/31/02         1/31/03        1/31/04         1/29/05        1/28/06
                                 -------         -------        -------         -------        -------

Hirsch International Corp.       $100            $ 85            $458            $202           $254
NASDAQ Composite Index            100              68             107             107            119
Peer Group                        100             102             139             157            187


Employment Agreements

Paul Gallagher - President and Chief Executive Officer

     As of September 11, 2004, Mr. Gallagher entered into a two-year employment agreement to serve as the Company's President, Chief Operating Officer and a director (the "2004 Agreement"). Mr. Gallagher was subsequently appointed to the position of Chief Executive Officer upon the retirement of Henry Arnberg.

     The 2004 Agreement provided for the payment of an annual base salary of $325,000 during the first year of the agreement, and $350,000 during the second year of the agreement. The 2004 Agreement also entitled Mr. Gallagher to participate in and receive a bonus under the Company's annual incentive plan for key employees with a possible maximum bonus of up to 100% of Mr. Gallagher's annual base salary. In addition, the 2004 Agreement provided for the reimbursement of certain business expenses, the provision of health insurance and an automobile allowance.

     The 2004 Agreement required Mr. Gallagher to devote his entire business time and attention to the Company and provides for termination upon his death or disability (defined as the inability to perform duties for three (3) consecutive months or six (6) months in any nine (9) month period), or for "cause" (as defined in the 2004 Agreement).

     On November 31, 2006, Paul Gallagher entered into an employment agreement with the Company (the "Agreement") to continue his employment as the Company's President and Chief Executive Officer. The Agreement became effective as of September 11, 2006, has a term of three (3) years and provides for the payment of a base annual salary during the first year of the term of Three Hundred Seventy Five Thousand ($375,000) Dollars; Four Hundred Thousand ($400,000) Dollars during the second year of the term and Four Hundred Twenty Five Thousand ($425,000) Dollars during the third year of the term. Mr. Gallagher is also entitled to participate in the Company's employee benefit programs and to receive bonuses under the Company's annual incentive plan ("Incentive Plan") for key executive employees.

     The Agreement also provides for severance payments to be paid to Mr. Gallagher should the Agreement be terminated (a) prior to the expiration of its term due to Mr. Gallagher's death or disability; or (b) prior to or concurrent with the expiration of the term, if the Company fails to offer Mr. Gallagher employment with the Company as its Chief Executive Officer or Chief Operating Officer at substantially the same level of base salary, employee benefits and bonus compensation as set forth in the Agreement. On the triggering of the severance payment obligation, the Company shall pay Mr. Gallagher his regular base salary for a period of six months following the occurrence of such event. In addition, the Company is required to pay Mr. Gallagher a pro rata portion of the amount, if any, he would have been entitled to receive under the Incentive Plan established for senior executive officers. In the event the Company terminates Mr. Gallagher's Employment without "Cause" (as defined in the Agreement), reduces his compensation, benefits or responsibilities or commits any other material breach of the provisions of the Agreement and fails to cure or remedy such breach within thirty (30) days following receipt of written notice thereof, the Company is required to continue payment of Mr. Gallagher's base salary for a period of twelve (12) months, or if shorter, for a period from the date of termination through and including the month of March, 2010.

     Mr. Gallagher was or will be granted options (the "Options") to purchase up to 525,000 shares for the Company's Class A Common Stock ("Common Stock") pursuant to the Company's 2003 Stock Option Plan. 300,000 of the Options have an exercise price of $2.12 per share and vest as follows:

     (a) 100,000 Options vest on the date immediately following the period that the closing price of the Common Stock remains at or above $2.50 for at least twenty consecutive trading days;

     (b) 100,000 Options vest commencing on the date occurring after September 11, 2007 immediately following the period that the closing price of the Common Stock remains at or above $3.00 per share for a period of at least twenty (20) consecutive trading days;

     (c) 100,000 Options vest commencing on the date occurring after September 11, 2008 immediately following the period that the closing price of the Common Stock remains at or above $3.50 per share for a period of at least twenty (20) consecutive trade days thereafter.

     Mr. Gallagher was also granted Options to purchase an additional 75,000 shares of Common Stock at an exercise price of $2.12 per share. The Company also agreed to issue Options to purchase 75,000 shares of Common Stock on September 11, 2007 and Options to purchase 75,000 shares of the Common Stock on September 11, 2008 at a strike price equal to the closing price of the Company's Common Stock on each of those dates.


Beverly Eichel - Executive Vice President, Chief Financial Officer and Secretary

     As of February 1, 2006, Ms. Eichel entered into a two-year employment agreement to serve as the Company's Executive Vice-President-Finance, Chief Financial Officer and Secretary.

     Ms. Eichel's employment agreement provides for the payment of an annual salary of $275,000 during the first year of the agreement and $290,000 during the second year of the agreement. The agreement also entitles Ms. Eichel to participate in and receive a bonus under the Company's annual incentive plan for key employees with a possible maximum bonus of 70% of Ms. Eichel's annual base salary. In addition, Ms. Eichel's employment agreement provides for the reimbursement of business expenses including an automobile and cellular phone allowance, the provision of health insurance and related benefits.

     The employment agreement requires Ms. Eichel to devote her entire business time and attention to the Company and provides for termination upon her death or disability (defined as the inability to perform duties for three (3) consecutive months or six (6) months in any nine (9) month period), or for cause (as defined in the employment agreement). The employment agreement also provides that Ms. Eichel not compete with the Company during the term of the agreement and for a period of one (1) year thereafter. A change of control provision under which Ms. Eichel would be entitled to receive an amount equal to her base salary for a period of one year following the termination of employment, in addition to any and all health and dental, disability, survivor income and life insurance plan or other benefit plan maintained by the Company, is included.


401(k) Plan

     The Company sponsors a voluntary contribution plan qualified under Section 401(k) of the Code (the "401(k) Plan"). Employees of the Company who have attained the age of 21 and who complete one year of continuous service are eligible to participate in the 401(k) Plan. Under the 401(k) Plan, an employee may elect to contribute annually on a pre-tax basis to a retirement account a specified percentage of his or her compensation. Each employee is fully vested at all times with respect to his or her contributions. Within certain limits prescribed by the 401(k) Plan and applicable law, the Board of Directors may authorize discretionary matching contributions by the Company up to a maximum of two percent of an eligible employee's annual compensation. The Company elected not to make a matching contribution for the fiscal years ended January 28, 2006, January 29, 2005 and January 31, 2004, respectively.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     The Company's Compensation Committee of the Board of Directors (the "Committee") consists of Marvin Broitman (Chairman), Mary Ann Domuracki, and Christopher Davino, all of which are independent directors of the Company. The Compensation Committee's primary responsibility is for reviewing the Company's compensation practices for executive officers and key employees.

     The Compensation Committee has furnished the following report on executive compensation:

Compensation Committee Report

     The Committee is currently composed of three independent directors of the Company.

     The Committee focuses on compensating Company executives on a competitive basis with other comparably sized and managed companies in a manner consistent and supportive of overall Company objectives and through a compensation plan which balances the long-term and short-term strategic initiatives of the Company. The Committee intends that the Company's executive compensation program will:

     (1) reward executives for strategic management, the achievement of key business objectives and enhancement of stockholder value;
     (2) reflect each executive's success at resolving key operational issues;
     (3)  facilitate both the short-term and long-term planning process; and
     (4) attract and retain key executives believed to be critical to the long-term success of the Company.

     The Company's compensation program for executive officers generally consists of (i) a fixed base salary, (ii) performance-related annual bonus awards and (iii) long-term incentive compensation in the form of stock options. In addition, Company executives are able to participate in various benefit plans generally available to other full-time employees of the Company. Each executive officer's compensation package is designed to provide an appropriately weighted mix of these elements, which in the aggregate provide a level of compensation the committee believes is approximately equal to those provided by comparatively sized and managed companies.

     In reviewing the Company and executives' performance, the Committee takes into consideration, among other things, the following performance factors in making its compensation recommendations: revenues, net income and cash flow. The Committee has received outside guidance from independent compensation consultants in its efforts to have comparability and fairness for both the executives and the stockholders in their determinations.

Base Salary

     Base salary for the Company's executives is intended to provide competitive remuneration for services provided to the Company over a one-year period. Base salaries are set at levels designed to attract and retain the most appropriately qualified individuals for each of the key management level positions within the Company.

Short-Term Incentives

     Short-term incentives are paid primarily to recognize specific operating performance achieved within the last fiscal year. Since such incentive payments are related to a specific year's performance, the Committee understands and accepts that such payments may vary considerably from one year to the next. The Company's annual incentive program for key employees generally ties executive compensation directly back to the annual performance of both the individual executive and the Company overall. Those executives not signatory to an employment agreement are able to earn a percentage of their base salary as a performance-related bonus. Where there is an employment agreement, an executive may earn a percentage of their base salary based upon the Company's pre-tax profits as a performance-related bonus.

Long-Term Incentives

     In  order  to  align  long-term   executive   compensation  with  long-term
stockholder value improvements, the Committee, in conjunction with the Stock Option Committee, has from time to time awarded stock option grants to executives of the Company in recognition of the value of these grants in motivating long-term strategic decision making. The Company's long-term performance ultimately determines compensation from stock options because stock option value is entirely dependent on the long-term growth of the Company's Common Stock price. During the fiscal year ended January 28, 2006, 190,000 stock options were granted to the Company's senior executive officers.

Chief Executive Officer

     Mr. Gallagher's base salary and long-term incentive compensation are determined by the Compensation Committee, based upon the same factors as those used by the Compensation Committee for executives in general. Effective September 11, 2004, Mr. Gallagher entered into a two year agreement that provides for his annual base salary at $325,000 for the first year and $350,000 for the second year. In formulating the terms of Mr. Gallagher's employment agreement, the Committee engaged and received guidance from an independent compensation consultant who advised them on the comparability and fairness to the stockholders of the terms of the employment agreement. Mr. Gallagher will receive a short-term incentive bonus payment from the Company for fiscal 2006.

     In addition to his base salary, Mr. Gallagher is eligible to participate in the short-term and long-term incentive programs outlined above for the other Named Executives (including the Company's annual incentive program). The targets in the annual incentive program for Mr. Gallagher were developed by the Compensation Committee with the input and guidance of the independent compensation consultant whom they engaged.

                             COMPENSATION COMMITTEE:

                          Marvin Broitman (Chairperson)
                               Mary Ann Domuracki
                              Christopher J. Davino

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth the beneficial ownership of shares of Class A Common Stock and Class B Common Stock as of December 5, 2006, by (i) each person who owns more than 5% of the outstanding shares of Class A and Class B Common Stock; (ii) each executive officer and director of the Company; and (iii) all officers and directors of the Company as a group:

-----------------------------------------  --------------------------  ------------------------------  -------------------
                                                                       Amount and Nature of             Percent of
Name and Address of Beneficial Owner (1)   Title of Class (2)          Beneficial Ownership                Class
-----------------------------------------  --------------------------  ------------------------------  -------------------
Henry Arnberg.................             Class A                     981,658                         12.1%
-----------------------------------------  --------------------------  ------------------------------  -------------------
                                           Class B                     500,018 (3)                     95.2%
-----------------------------------------  --------------------------  ------------------------------  -------------------

-----------------------------------------  --------------------------  ------------------------------  -------------------
Paul Levine.....................           Class A                     1,074,621 (4)                   13.5%
-----------------------------------------  --------------------------  ------------------------------  -------------------
                                           Class B                     -
-----------------------------------------  --------------------------  ------------------------------  -------------------

-----------------------------------------  --------------------------  ------------------------------  -------------------
Marvin Broitman..............              Class A                     99,166 (5)                      1.1%
-----------------------------------------  --------------------------  ------------------------------  -------------------
                                           Class B                     -                               -
-----------------------------------------  --------------------------  ------------------------------  -------------------

-----------------------------------------  --------------------------  ------------------------------  -------------------
Mary Ann Domuracki........                 Class A                     46,666 (6)                      *
-----------------------------------------  --------------------------  ------------------------------  -------------------
                                           Class B                     -                               -
-----------------------------------------  --------------------------  ------------------------------  -------------------

-----------------------------------------  --------------------------  ------------------------------  -------------------
Christopher Davino...........              Class A                     16,666 (7)                      *
-----------------------------------------  --------------------------  ------------------------------  -------------------
                                           Class B                     -                               -
-----------------------------------------  --------------------------  ------------------------------  -------------------

-----------------------------------------  --------------------------  ------------------------------  -------------------
Paul Gallagher.................            Class A                     970,000 (8)                     11.9%
-----------------------------------------  --------------------------  ------------------------------  -------------------
                                           Class B                     -                               -
-----------------------------------------  --------------------------  ------------------------------  -------------------

-----------------------------------------  --------------------------  ------------------------------  -------------------
Beverly Eichel.................            Class A                     338,000 (9)                     4.1%
-----------------------------------------  --------------------------  ------------------------------  -------------------
                                           Class B                     -                               -
-----------------------------------------  --------------------------  ------------------------------  -------------------

-----------------------------------------  --------------------------  ------------------------------  -------------------
All  Officers  and  Directors as a group   Class A                     2,442,156                       26.6%
(six persons)
-----------------------------------------  --------------------------  ------------------------------  -------------------
                                           Class B                     500,018                         95.2%
-----------------------------------------  --------------------------  ------------------------------  -------------------

*    Less than one percent

(1) All addresses are c/o Hirsch International Corp., 50 Engineers Road, Hauppauge, New York 11788.

(2) The Company's outstanding Common Stock consists of two classes. Class A Common Stock and Class B Common Stock. The Class A Common Stock and the Class B Common Stock are substantially identical except that up to two-thirds of the directors of the Company will be elected by Mr. Arnberg and his wife, the holders of all of the Class B Common Stock, as long as the number of outstanding Shares of Class B Common Stock equals or exceeds 400,000 shares.

(3) Includes 400,018 shares of Class B Common Stock and 100,000 shares of Class B Common Stock held by his wife

(4) Includes 100,000 shares of Class A Common Stock owned by trusts created for the benefit of his minor children as to which he disclaims beneficial ownership.

(5) Includes options to purchase 10,000 shares of Class A Common Stock at an exercise price of $0.96, 12,500 shares of Class A Common Stock at an exercise price of $0.27, 10,000 shares of Class A Common Stock at an exercise price of $0.92 per share and options to purchase 10,000 shares of Class A Common Stock at an exercise price of $1.02 per share and options to purchase 6,666 shares of Class A Common Stock at an exercise price of $1.33 per share. Also includes warrants to purchase 50,000 shares of Class A Common Stock at $0.50 per share. Does not include options to purchase 3,334 shares of Class A Common Stock at an exercise price of $1.33.

(6) Includes options to purchase 10,000 shares of Class A Common Stock at an exercise price of $0.89, 10,000 shares of Class A Common Stock at an exercise price of $0.27, 10,000 shares of Class A Common Stock at an exercise price of $0.92 per share and 10,000 shares of Class A Common Stock at an exercise price of $1.02 per share and options to purchase 6,666 shares of Class A Common Stock at an exercise price of $1.33 per share. Does not include options to purchase 3,334 shares of Class A Common Stock at an exercise price of $1.33.

(7) Includes options to purchase 10,000 shares of Class A Common Stock at an exercise price of $1.01 per share and options to purchase 6,666 shares of Class A Common Stock at an exercise price of $1.33 per share. Does not include options to purchase 3,333 shares of Class A Common Stock at an exercise price of $1.33.

(8) Includes options to purchase 300,000, 150,000, 100,000 and 25,000 shares of Class A Common Stock at an exercise price of $0.27 , $1.12, $1.34 and $2.12 per share respectively. Does not include options to purchase 200,000 shares of Class A Common Stock at an exercise price of $1.20 per share and options to purchase 350,000 shares of Class A Common Stock at an exercise price of $2.12 per share.

(9) Includes options to purchase 50,000, 168,000, 40,000 and 50,000 shares of Class A Common Stock at an exercise price of $0.52, $0.27, $1.12 and $1.34 per share respectively. Does not include options to purchase 50,000 shares of Class A Common Stock at an exercise price $1.20 per share.

The Company is unaware of any arrangements between stockholders that may result in a change in control of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive, officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities collectively, the "Reporting Persons" to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based solely on the Company's review of the copies of such forms received by it during its fiscal year ended January 28, 2006, the Company believes that the Reporting Persons complied with all filing requirements applicable to them.


Certain Relationships and Related Transactions

     Prior to January 2003, we had advanced approximately $496,000 for premiums on split dollar life insurance for Henry Arnberg, the Company's Chairman and Paul Levine, the former Vice-Chairman of the Board. The spouse of each Messrs. Arnberg and Levine are the beneficiaries of these respective policies. These advances are collateralized by the cash surrender value of the policies, which totaled in the aggregate approximately $989,000 at January 28, 2006 for both policies. The premiums for these policies are currently being paid out of the accumulated dividends for the policies.

     On April 2, 2004, we entered into a 36 month consulting agreement with Paul Levine, former Vice-Chairman of the Board of Directors. Under the agreement, Mr. Levine resigned from the Board of Directors and was relieved of all fiduciary positions or committees. Mr. Levine is no longer an employee of the Company and for the term of the agreement is considered an independent contractor. A monthly fee of $9,166.67 will be paid to Mr. Levine, in addition to the cost of medical benefits as provided to our executive level employees, premiums for his disability policy and payments under an automobile lease which expired January 18, 2005. Mr. Levine will provide consulting services for up to 4 days per month during the term of the agreement including attendance at trade shows, business development activities, contact with key customer accounts, product assessment and undertaking special projects.

     During the fourth quarter of fiscal 2005, Howard Arnberg, the son of Henry Arnberg and the former President of Hometown Threads, received a lump sum payment in the amount of $92,500. This payment was made pursuant to a change of control provision in an employment agreement between Mr. Howard Arnberg and us in connection with the sale of Hometown Threads in October, 2004. Howard Arnberg in no longer affiliated with the Company.

     On December 1, 2004, we entered into a 36 month consulting agreement with Henry Arnberg, Chairman of the Board of Directors. Under the agreement, Mr. Arnberg is no longer an employee of the Company, but will remain Chairman of the Board of Directors. A monthly fee of $12,500 will be paid to Mr. Arnberg in lieu of any other compensation for his service on the Board of Directors. Mr. Arnberg will continue to receive medical benefits as provided to our executive level of employees, premiums for his disability policy and payments under the current automobile lease until the lease expires. Mr. Arnberg will provide consulting services for up to 10 days per month during the term of the agreement including attendance at trade shows, contact with key customer accounts, product assessment and undertaking special projects.

         2. SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     The policy of the Audit Committee is to review and pre-approve both audit and non-audit services to be provided by our independent registered public accounting firm (other than certain exceptions permitted by the Sarbanes Oxley Act of 2002). The Audit Committee negotiates the annual audit fee directly with our independent registered public accounting firm. Any work in addition to these pre-approved services in a quarter requires the advance approval of the Audit Committee. The Audit Committee considered and discussed with BDO Seidman, LLP and management as to whether the provision of permitted non-audit services is compatible with maintaining BDO Seidman, LLP's independence. All fees for both audit and tax services were approved by the Audit Committee.


Fees paid to our independent registered public accounting firm

     The following table sets forth the fees paid to our independent registered public accounting firm BDO Seidman, LLP for professional services for each of the two fiscal years ended January 28, 2006 and January 29, 2005:

                                         Year Ended             Year Ended
                                      January 28, 2006       January 29, 2005
                                      ------------------     ------------------
          Audit Fees                       $157,000               $160,500
          Audit-Related Fees                 17,000                114,000
          Tax Fees                           30,500                 30,500
                                      ------------------     ------------------
                                           $204,500               $305,000
                                      ==================     ==================

     Audit fees include fees billed for (a) the audit of the Company and its consolidated subsidiaries, (b) the review of quarterly financial information,
(c) attendance at the annual stockholders' meeting, and (d) the statutory audit for one subsidiary.

     Audit-related fees include fees billed for (a) consultation on accounting matters and (b) the audit of an employee benefit plan, and (c) assistance with the proposed merger with Sheridan Square Entertainment.

     Tax fees include fees billed for the preparation of tax returns and consulting on tax examinations and planning matters.


Recommendation and vote required

     The Board of Directors recommends that the stockholders vote "for" the appointment of BDO Seidman, LLP independent registered public accounting firm, which served as the Company's independent registered public accounting firm for the fiscal year ended January 28, 2006, as independent registered public accounting firm to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2006. A representative of BDO Seidman, LLP is expected to be present at the Meeting and will be given the opportunity to make a statement and to answer any questions any stockholder may have with respect to the Company's consolidated financial statements for the year ended January 28, 2006.

     The affirmative vote of a majority of the holders of the Company's Common Stock present in person or represented by proxy at the stockholders' meeting and eligible to vote is required for the adoption of the foregoing proposal.


                                3. OTHER BUSINESS

     The Board of Directors has no knowledge of any other business that may come before the Meeting and does not intend to present any other business. However, if any other business shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares of Common Stock represented by the accompanying proxy in accordance with their best judgment on such matters.

Stockholder's Proposals

     Any stockholder of the Company who wishes to present a proposal to be considered at the next annual meeting of stockholders of the Company and who wishes to have such proposal presented in the Company's proxy statement for such Meeting must deliver such proposal in writing to the Company at 50 Engineers Road, Hauppauge, New York 11788, on or before June 1, 2007. In order to curtail controversy as to the date on which the proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested.

                                    By Order of the Board of Directors

                                    /s/ Beverly Eichel

                                    Beverly Eichel, Secretary

     The Company will furnish without charge to each person whose proxy is being solicited by this proxy statement, on the written request of such person, a copy of the Company's Annual Report on Form 10-K, for its fiscal year ended January 28, 2006. Such request should be addressed to Stockholder Relations, Hirsch International Corp., 50 Engineers Road, Hauppauge, New York 11788.

Dated:   December 12, 2006